TERMINATION ACKNOWLEDGMENT

Dated: June 27, 2014

Reference is hereby made to the ISDA Master Agreement, dated as of July 13, 2012, including the Schedule and Credit Support Annex thereto, the Confirmation, dated July 13, 2012 and amended and restated as of May 6, 2014 (the “Master Confirmation”) and any additional Confirmations exchanged under the ISDA Master Agreement (collectively, the “Master Agreement”) between Citibank, N.A. (“Citibank”) and BDCA-CB Funding, LLC (formerly known as 405 TRS I, LLC), a Delaware limited liability company (the “Counterparty”).

Reference is hereby made to the Account Control Agreement, dated as of July 13, 2012 (the “Account Control Agreement”) between the Counterparty, as pledgor (the “Pledgor”), Citibank, as secured party (in such capacity, the “Secured Party”) and Citibank, as account bank and securities intermediary (in such capacity, the “Bank”). Capitalized terms used but not defined herein have the respective meanings given to such terms in the Master Agreement and the Account Control Agreement, as applicable.

Termination of Master Agreement

1.          The parties hereto hereby acknowledge (a) the expiration or termination of all Transactions under the Master Agreement and the payment in full of all amounts owing under the Master Agreement, (b) the return of all Posted Credit Support (as defined in the Credit Support Annex to the Schedule to the Master Agreement) by Citibank to the Counterparty pursuant to Paragraph 8(d) of the Credit Support Annex to the Schedule to the Master Agreement and (c) that the Master Agreement was terminated effective upon consummation of the merger by 405 Loan Funding LLC (“CBNA Sub”) with and into the Counterparty on or about the date hereof (such date of merger, the “Termination Date”), except those provisions that are expressly stated therein (including in the Master Confirmations) to survive the termination thereof or of the Transactions.

2.          The parties hereto hereby acknowledge the termination, effective upon the Termination Date, of the obligations of Citibank, as sole member of CBNA Sub, under Section 31 of the limited liability company agreement of CBNA Sub other than any obligations that arise under or in connection with such merger. Citibank in its capacity as sole member of CBNA Sub is an express third-party beneficiary of this paragraph and shall be entitled to rely upon and enforce this paragraph to the same extent as if it were a party hereto.

Termination of Account Control Agreement

3.          The Secured Party hereby notifies the Bank that, upon the termination of the Master Agreement, its security interest in the Account and all assets therein have been terminated. The Secured Party, the Bank and the Counterparty each hereby acknowledge the termination of the Account Control Agreement, except those provisions that are expressly stated therein to survive termination thereof. The Bank acknowledges and agrees that all outstanding fees and expenses payable to the Bank related to the Account and under the Account Control Agreement have been satisfied and that the Pledgor has no further obligations with respect to such Account or under the Account Control Agreement and that on the date hereof the Bank shall transfer in immediately available funds all amounts held by the Bank in the Account in accordance with the Pledgor’s instructions set forth in the flow of funds separately provided. The Pledgor and the Secured Party each hereby acknowledge and agree that, after such transfer of funds, the Bank shall be relieved and discharged of any further responsibilities with respect to its duties under the Account Control Agreement.

Miscellaneous

4.          Citibank and CBNA Sub each agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Counterparty any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under federal or state bankruptcy or similar laws until at least one year and one day, or if longer the applicable preference period then in effect plus one day, after the payment in full of the Advances (as such term is defined in that certain Credit and Security Agreement, dated on or about the date hereof (as amended, restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), by and among the Counterparty, as borrower, Business Development Corporation of America, as the collateral manager, the financial institutions from time to time party thereto, as lenders, Citibank, as the administrative agent, and U.S. Bank National Association, as collateral agent and custodian), and the termination of all Commitments under the Credit Agreement.

5.          This Termination Acknowledgment may be executed in any number of counterparts and on separate counterparts, each of which is an original, but all of which together constitute one and the same instrument. Delivery of an executed counterpart of this Termination Acknowledgment by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Termination Acknowledgment.

6.          This Termination Acknowledgment shall be construed in accordance with, and this Termination Acknowledgment and all matters arising out of or relating in any way whatsoever to this Termination Acknowledgment (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Termination Acknowledgment to be duly executed as of the date first written above.

CITIBANK, N.A.,
as Counterparty and as Secured Party

By:	/s/ Vincent Nocerino
Name: Vincent Nocerino
Title: Vice President

CITIBANK, N.A.,
as Bank

By:	/s/ Thomas J. Varcados
Name: Thomas J. Varcados
Title: Vice President

BDCA-CB FUNDING, LLC,
as Counterparty and as Pledgor

By:	Business Development Corporation of America, its sole member

By:	/s/ Robert K. Grunewald
Name: Robert K. Grunewald
Title: Chief Investment Officer

[Signature Page to Termination Acknowledgment]